Exhibit 99.3

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

OFFER TO EXCHANGE

UP TO $379,372,000 AGGREGATE PRINCIPAL AMOUNT OF 4.023% COLLATERAL TRUST BONDS DUE 2032 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OUTSTANDING 4.023% COLLATERAL TRUST BONDS DUE 2032 THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS DATED

To Our Clients:

Enclosed for your consideration is a prospectus, dated                      (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer of National Rural Utilities Cooperative Finance Corporation (“CFC”) to exchange (the “Exchange Offer”) its 4.023% Collateral Trust Bonds due 2032 that have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 4.023% Collateral Trust Bonds due 2032 (the “Original Bonds”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of CFC contained in the Registration Rights Agreement, dated as of October 16, 2012, between CFC and J.P. Morgan Securities LLC.

This material is being forwarded to you as the beneficial owner of the Original bonds held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL BONDS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Bonds on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , unless extended by CFC. Any Original Bonds tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Bonds.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer – Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Original Bonds from the holder to CFC will be paid by CFC, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , unless extended by CFC.

If you wish to tender your Original Bonds, please so instruct us by completing, executing and returning to us the information form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL BONDS.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by National Rural Utilities Cooperative Finance Corporation with respect to its Original Bonds.

This will instruct you to tender the Original Bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐	Please tender the Original Bonds held by you for my account as indicated below:

4.023% Collateral Trust Bonds due 2032

$

*(Aggregate Principal Amount of Original Bonds)

☐	Please do not tender the Original Bonds held by you for my account.

Dated:

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Original Bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Bonds held by us for your account.